Report of
Independent
Registered
Public
Accounting
Firm

To the Shareholders
 And Board of Directors
 of the Japan Smaller
Capitalization Fund Inc.
In planning and
performing our
audit of the
financial
statements of
Japan Smaller
Capitalization
Fund Inc. (the
Fund as of and
for the year
ended February
28 2009 in
accordance with
the standards of
the Public
Company
Accounting
Oversight Board
United States we
considered the
Funds internal
control over
financial
reporting
including
controls over
safeguarding
securities as a
basis for
designing our
auditing
procedures for
the purpose of
expressing our
opinion on the
financial
statements and to
comply with the
requirements of
Form NSAR but
not for the
purpose of
expressing an
opinion on the
effectiveness of
the Funds
internal control
over financial
reporting.
Accordingly we
express no such
opinion.
The management
of the Fund is
responsible for
establishing and
maintaining
effective internal
control over
financial
reporting. In
fulfilling this
responsibility
estimates and
judgments by
management are
required to
assess the
expected benefits
and related costs
of controls. A
Funds internal
control over
financial
reporting is a
process designed
to provide
reasonable
assurance
regarding the
reliability of
financial
reporting and the
preparation of
financial
statements for
external
purposes in
accordance with
generally
accepted
accounting
principles. A
funds internal
control over
financial
reporting
includes those
policies and
procedures that 1
pertain to the
maintenance of
records that in
reasonable detail
accurately and
fairly reflect the
transactions and
dispositions of
the assets of the
fund 2 provide
reasonable
assurance that
transactions are
recorded as
necessary to
permit
preparation of
financial
statements in
accordance with
generally
accepted
accounting
principles, and
that receipts and
expenditures of
the fund are
being made only
in accordance
with
authorizations of
management and
directors of the
fund and 3
provide
reasonable
assurance
regarding
prevention or
timely detection
of unauthorized
acquisition use
or disposition of
a funds assets
that could have a
material effect
on the financial
statements.
Because of its
inherent
limitations
internal control
over financial
reporting may
not prevent or
detect
misstatements.
Also projections
of any evaluation
of effectiveness
to future periods
are subject to the
risk that controls
may become
inadequate
because of
changes in
conditions, or
that the degree of
compliance with
the policies or
procedures may
deteriorate.
A deficiency in
internal control
over financial
reporting exists
when the design
or operation of a
control does not
allow
management or
employees in the
normal course of
performing their
assigned
functions to
prevent or detect
misstatements on
a timely basis. A
material
weakness is a
deficiency or a
combination of
deficiencies in
internal control
over financial
reporting, such
that there is a
reasonable
possibility that a
material
misstatement of
the funds annual
or interim
financial
statements will
not be prevented
or detected on a
timely basis.
Our
consideration of
the Funds
internal control
over financial
reporting was for
the limited
purpose
described in the
first paragraph
and would not
necessarily
disclose all
deficiencies in
internal control
that might be
material
weaknesses
under standards
established by
the Public
Company
Accounting
Oversight Board
United States.
However we
noted no
deficiencies in
the Funds
internal control
over financial
reporting and its
operation
including
controls over
safeguarding
securities that we
consider to be a
material
weakness as
defined above as
of February 28
2009.
This report is
intended solely
for the
information and
use of
management and
the Board of
Directors of
Japan Smaller
Capitalization
Fund  Inc. and
the Securities
and Exchange
Commission and
is not intended to
be and should
not be used by
anyone other
than these
specified parties.



Ernst & Young LLP

New York  New York
April 23 2009